Exhibit 99.1

MYR Group Inc. Announces Third-Quarter 2019 Results

Rolling Meadows, Ill., October 30, 2019 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and western Canada, announced its third-quarter 2019 financial results.

Highlights

•	Record quarterly revenues of $583.2 million, for the third quarter of 2019
•	Third-quarter net income attributable to MYR of $10.4 million, or $0.62 per diluted share
•	Third-quarter EBITDA of $28.2 million
•	Record backlog of $1.37 billion

Management Comments

Rick Swartz, MYR’s President and CEO, said, “Our third-quarter 2019 financial results included record high quarterly revenues. Our backlog also reached a record high of $1.37 billion which included short and long-term projects in both our T&D and C&I segments.” Mr. Swartz added, “Based on the current economic conditions, the shift toward clean energy and the need to replace aging infrastructure and strengthen the grid, we believe the healthy market conditions we have experienced are likely to continue for the near term. Our geographic expansion, increased service offerings, operational improvements and successful project delivery are further elevating our position in the markets we serve.”

Third Quarter Results

MYR reported third-quarter 2019 revenues of $583.2 million, an increase of $183.7 million, or 46.0 percent, compared to the third quarter of 2018. Specifically, the T&D segment reported revenues of $294.9 million for the third quarter of 2019, an increase of $72.4 million, or 32.5 percent, from the third quarter of 2018, primarily due to an increase in revenue on small- to medium-sized transmission projects. The C&I segment reported revenues of $288.3 million for the third quarter of 2019, an increase of $111.3 million, or 62.9 percent, from the third quarter of 2018, primarily due to increases in volume across all project sizes and incremental revenues from the CSI Electrical Contractors, Inc. (“CSI”) acquisition.

Consolidated gross profit increased to $59.2 million in the third quarter of 2019, an increase of $13.9 million or 30.7 percent, from the third quarter of 2018. The increase in gross profit was due to higher revenues, partially offset by lower margins. Gross margin was 10.2 percent for the third quarter of 2019 compared to 11.3 percent for the third quarter of 2018. The decrease in gross margin was primarily due to projects that we continue to carry at lower than historical margins, for which we are pursuing additional compensation. Additionally, gross margin included changes of estimates on certain contracts associated with recent acquisitions which are subject to margin guarantees and represent potential contingent consideration for which an offset was recognized in other expense. These changes in estimates during the third quarter of 2019 and 2018 were $1.1 million and $2.3 million, respectively. The decrease in gross margin was partially offset by certain projects with changes in estimates due to better-than-anticipated productivity. Changes in estimates of gross profit on certain projects resulted in a gross margin increases of 0.2 percent and decrease of 0.6 percent for the third quarter of 2019 and 2018, respectively. The third quarter of 2018 was also positively impacted by a high volume of small changes in estimates of gross profit, which did not recur in 2019.

Selling, general and administrative expenses (“SG&A”) increased to $41.7 million in the third quarter of 2019, compared to $31.2 million for the third quarter of 2018. The period-over-period increase was primarily due to the acquisition of CSI along with higher employee-related expenses to support operations. As a percentage of revenues, SG&A decreased to 7.1 percent for the third quarter of 2019 from 7.8 percent for the third quarter of 2018.

Income tax expense was $3.8 million for the third quarter of 2019, with an effective tax rate of 26.4 percent, compared to tax expense of $2.9 million for the third quarter of 2018, with an effective tax rate of 26.6 percent.

For the third quarter of 2019, net income attributable to MYR Group Inc. was $10.4 million, or $0.62 per diluted share attributable to MYR Group Inc., compared to $8.0 million, or $0.48 per diluted share, for the same period of 2018. Third-quarter 2019 EBITDA, a non-GAAP financial measure, was $28.2 million, compared to $22.1 million in the third quarter of 2018.

First Nine-Months Results

MYR reported first nine-months 2019 revenues of $1.50 billion, an increase of $415.3 million, or 38.3 percent, compared to the first nine-months of 2018. Specifically, the T&D segment reported revenues of $823.4 million, an increase of $187.6 million, or 29.5 percent, from the first nine-months of 2018, primarily due to an increase in revenue on small- to medium-sized transmission projects. The C&I segment reported revenues of $676.7 million, an increase of $227.7 million, or 50.7 percent from the first nine-months of 2018, primarily due to increases in volume across all project sizes and incremental revenues from the acquisitions of the Huen Companies and CSI.

Consolidated gross profit increased to $145.2 million in the first nine-months of 2019, an increase of $25.5 million or 21.4 percent, from the first nine-months of 2018. The increase in gross profit was due to higher revenues, partially offset by lower margins. Gross margin was 9.7 percent for the first nine-months of 2019 compared to 11.0 percent for the first nine-months of 2018. The decrease in gross margin was primarily due to inclement weather on certain projects and material delays associated with a substantially completed joint venture project in which we own the majority controlling interest, which were partially offset by net loss attributable to noncontrolling interest. The joint venture project is subject to margin guarantees, for which an offset is recognized in other income. Gross margin was also negatively impacted by certain projects with changes in estimates relating to a higher level of costs on items bid at lower margins, inclement weather conditions and labor inefficiencies for which we are in ongoing negotiations to receive reimbursement. These margin decreases were partially offset by better than anticipated productivity on a project and a favorable claim settlement. Changes in estimates of gross profit on certain projects resulted in a gross margin decreases of 0.5 percent and 0.4 percent for the first nine-months of 2019 and 2018, respectively.

SG&A increased to $108.6 million in the first nine-months of 2019, compared to $88.7 million for the first nine-months of 2018. The period-over-period increase was primarily due to the acquisitions of the Huen Companies and CSI along with higher employee-related expenses to support operations. As a percentage of revenues, SG&A decreased to 7.2 percent for the first nine-months of 2019 from 8.2 percent for the first nine-months of 2018.

Income tax expense was $8.8 million for the first nine-months of 2019, with an effective tax rate of 27.2 percent, compared to tax expense of $7.9 million for the first nine-months of 2018, with an effective tax rate of 28.0 percent. The decrease in the tax rate in the first nine-months of 2019 was primarily due to state income taxes offset by the impact of our noncontrolling interest.

For the first nine-months of 2019, net income attributable to MYR Group Inc. was $24.9 million, or $1.49 per diluted share attributable to MYR Group Inc., compared to $20.4 million, or $1.23 per diluted share, for the same period of 2018.

Backlog

As of September 30, 2019, MYR's backlog was $1.37 billion, compared to $1.16 billion as of June 30, 2019. As of September 30, 2019, T&D backlog was $463.8 million, and C&I backlog was $902.3 million. Total backlog at September 30, 2019 increased $268.6 million, or 24.5 percent, from the $1.10 billion reported at September 30, 2018.

Balance Sheet

As of September 30, 2019, MYR had $229.3 million of borrowing availability under its revolving credit facility.

Non-GAAP Financial Measures

To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call

MYR will host a conference call to discuss its third-quarter 2019 results on Thursday, October 31, 2019 at 9:00 a.m. Central time. To participate in the conference call via telephone, please dial (877) 561-2750 (domestic) or (763) 416-8565 (international) and enter conference ID 2563913, at least five minutes prior to the start of the event. A replay of the conference call will be available through Thursday, November 7, 2019, at 12:00 P.M. Eastern time, by dialing (855) 859-2056 or (404) 537-3406 and entering conference ID 2563913. MYR will also broadcast the conference call live via the internet. Interested parties may access the webcast through the Investor Relations section of MYR's website at www.myrgroup.com. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The webcast will be available until Thursday, November 7, 2019 at 12:00 P.M. Eastern time.

About MYR

MYR is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada who have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com

Financial tables follow…

MYR GROUP INC.

Consolidated Balance Sheets

As of September 30, 2019 and December 31, 2018

	September 30,	December 31,
(in thousands, except share and per share data)	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,145	$7,507
Accounts receivable, net of allowances of $4,773 and $1,331, respectively	375,599	288,427
Contract assets	238,492	160,281
Current portion of receivable for insurance claims in excess of deductibles	8,739	10,572
Other current assets	7,440	8,847
Total current assets	639,415	475,634
Property and equipment, net of accumulated depreciation of $268,541 and $253,495, respectively	178,432	161,892
Operating lease right-of-use assets	22,968	—
Goodwill	65,557	56,588
Intangible assets, net of accumulated amortization of $9,919 and $7,031, respectively	56,393	33,266
Receivable for insurance claims in excess of deductibles	17,380	17,173
Investment in joint ventures	4,180	1,324
Other assets	3,688	2,878
Total assets	$988,013	$748,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,552	$3,681
Current portion of operating lease obligations	6,068	—
Current portion of finance lease obligations	1,144	1,119
Accounts payable	206,879	139,480
Contract liabilities	77,293	58,534
Current portion of accrued self-insurance	19,236	19,633
Other current liabilities	76,349	61,358
Total current liabilities	393,521	283,805
Deferred income tax liabilities	17,694	17,398
Long-term debt	171,638	86,111
Accrued self-insurance	34,451	34,406
Operating lease obligations, net of current maturities	17,084	—
Finance lease obligations, net of current maturities	633	1,514
Other liabilities	2,420	1,057
Total liabilities	637,441	424,291
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares;
none issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares;
16,646,992 and 16,564,961 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	166	165
Additional paid-in capital	151,350	148,276
Accumulated other comprehensive loss	(392)	(193)
Retained earnings	199,444	174,736
Total stockholders' equity attributable to MYR Group Inc.	350,568	322,984
Noncontrolling interest	4	1,480
Total stockholders’ equity	350,572	324,464
Total liabilities and stockholders’ equity	$988,013	$748,755

MYR GROUP INC.

Unaudited Consolidated Statements of Operations and Comprehensive Income

Three and Nine Months Ended September 30, 2019 and 2018

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018

Contract revenues	$583,214	$399,537	$1,500,084	$1,084,824
Contract costs	524,017	354,251	1,354,848	965,155
Gross profit	59,197	45,286	145,236	119,669
Selling, general and administrative expenses	41,667	31,210	108,598	88,658
Amortization of intangible assets	1,419	743	2,888	979
Gain on sale of property and equipment	(1,151)	(804)	(2,548)	(2,869)
Income from operations	17,262	14,137	36,298	32,901
Other income (expense):
Interest income	—	13	—	13
Interest expense	(2,125)	(1,014)	(4,498)	(2,518)
Other income (expense), net	(922)	(2,292)	406	(2,018)
Income before provision for income taxes	14,215	10,844	32,206	28,378
Income tax expense	3,754	2,885	8,767	7,940
Net income	10,461	7,959	23,439	20,438
Less: net income (loss) attributable to noncontrolling interest	106	2	(1,476)	2
Net income attributable to MYR Group Inc.	$10,355	$7,957	$24,915	$20,436
Income per common share attributable to MYR Group Inc.:
—Basic	$0.62	$0.48	$1.50	$1.24
—Diluted	$0.62	$0.48	$1.49	$1.23
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,614	16,492	16,576	16,423
—Diluted	16,714	16,630	16,692	16,580

Net income	$10,461	$7,959	$23,439	$20,438
Other comprehensive income (loss):
Foreign currency translation adjustment	1	(22)	(199)	(23)
Other comprehensive income (loss)	1	(22)	(199)	(23)
Total comprehensive income	10,462	7,937	23,240	20,415
Less: net income (loss) attributable to noncontrolling interest	106	2	(1,476)	2
Total comprehensive income attributable to MYR Group Inc.	$10,356	$7,935	$24,716	$20,413

MYR GROUP INC.

Unaudited Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2019 and 2018

	Nine months ended September 30,
(in thousands)	2019	2018

Cash flows from operating activities:
Net income	$23,439	$20,438
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	30,153	28,151
Amortization of intangible assets	2,888	979
Stock-based compensation expense	3,261	2,480
Deferred income taxes	339	342
Gain on sale of property and equipment	(2,548)	(2,869)
Other non-cash items	631	697
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(27,327)	29,232
Contract assets	(38,910)	(40,179)
Receivable for insurance claims in excess of deductibles	1,626	(3,766)
Other assets	(771)	2,928
Accounts payable	37,874	(13,781)
Contract liabilities	(397)	8,681
Accrued self insurance	(358)	3,668
Other liabilities	1,845	21,668
Net cash flows provided by operating activities	31,745	58,669
Cash flows from investing activities:
Proceeds from sale of property and equipment	2,898	3,505
Cash paid for acquired business	(79,720)	(47,082)
Purchases of property and equipment	(39,354)	(39,723)
Net cash flows used in investing activities	(116,176)	(83,300)
Cash flows from financing activities:
Net borrowings (repayments) under revolving lines of credit	67,668	(14,580)
Borrowings under equipment notes	24,037	24,934
Payment of principal obligations under equipment notes	(3,307)	—
Payment of principal obligations under finance leases	(857)	(809)
Proceeds from exercise of stock options	325	1,887
Debt refinancing costs	(1,132)	—
Repurchase of common shares	(778)	(1,043)
Other financing activities	60	9,223
Net cash flows provided by financing activities	86,016	19,612
Effect of exchange rate changes on cash	53	(24)
Net increase (decrease) in cash and cash equivalents	1,638	(5,043)
Cash and cash equivalents:
Beginning of period	7,507	5,343
End of period	$9,145	$300

MYR GROUP INC.

Unaudited Consolidated Selected Data,

Unaudited Performance Measure and Reconciliation of Non-GAAP Measure

Three and Twelve Months Ended September 30, 2019 and 2018

	Three months ended		Last twelve months ended
	September 30,		September 30,
(dollars in thousands, except share and per share data)	2019	2018	2019		2018

Summary Statement of Operations Data:
Contract revenues	$583,214	$399,537	$1,946,429		$1,458,325
Gross profit	$59,197	$45,286	$192,627		$156,563
Income from operations	$17,262	$14,137	$53,709		$46,957
Income before provision for income taxes	$14,215	$10,844	$46,898		$39,091
Income tax expense	$3,754	$2,885	$12,601		$5,076
Net income attributable to MYR Group Inc.	$10,355	$7,957	$35,566		$34,015
Tax rate	26.4%	26.6%	26.9%		13.0%

Per Share Data:
Income per common share attributable to MYR Group Inc.:
- Basic	$0.62	$0.48	$2.15	(1)	$2.08	(1)
- Diluted	$0.62	$0.48	$2.13	(1)	$2.05	(1)
Weighted average number of common shares and potential common shares outstanding:
- Basic	16,614	16,492	16,556	(2)	16,392	(2)
- Diluted	16,714	16,630	16,677	(2)	16,568	(2)

	September 30,	December 31,	September 30,	September 30,
(in thousands)	2019	2018	2018	2017

Summary Balance Sheet Data:
Total assets	$988,013	$748,755	$701,701	$620,597
Total stockholders’ equity attributable to MYR Group Inc.	$350,568	$322,984	$311,471	$272,560
Goodwill and intangible assets	$121,950	$89,854	$90,758	$57,750
Total funded debt	$178,190	$89,792	$89,314	$79,497

	Last twelve months ended
	September 30,
	2019	2018
Financial Performance Measure (3):
Reconciliation of Non-GAAP measure:
Net income attributable to MYR Group Inc.	$35,566	$34,015
Interest expense, net	5,621	3,315
Tax impact of interest	(1,512)	(431)
EBIT, net of taxes (4)	$39,675	$36,899

See notes at the end of this earnings release.

MYR GROUP INC.

Unaudited Performance Measures and Reconciliation of Non-GAAP Measures

Three and Twelve Months Ended September 30, 2019 and 2018

	Three months ended		Last twelve months ended
	September 30,		September 30,
(in thousands, except share, per share data, ratios and percentages)	2019	2018	2019	2018

Financial Performance Measures (3):
EBITDA (5)	$28,198	$22,149	$96,343	$80,615
EBITDA per Diluted Share (6)	$1.69	$1.33	$5.78	$4.87
Free Cash Flow (7)	$12,953	$1,699	$7,530	$25,604
Book Value per Period End Share (8)	$20.93	$18.65
Tangible Book Value (9)	$228,618	$220,713
Tangible Book Value per Period End Share (10)	$13.65	$13.21
Funded Debt to Equity Ratio (11)	0.51	0.29
Asset Turnover (12)			2.77	2.35
Return on Assets (13)			5.1%	5.5%
Return on Equity (14)			11.4%	12.5%
Return on Invested Capital (17)			9.9%	10.5%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net income attributable to MYR Group Inc. to EBITDA:
Net income attributable to MYR Group Inc.	$10,355	$7,957	$35,566	$34,015
Net income - noncontrolling interests	106	2	(1,269)	2
Net income	10,461	7,959	34,297	34,017
Interest expense, net	2,125	1,001	5,621	3,315
Provision for income taxes	3,754	2,885	12,601	5,076
Depreciation and amortization	11,858	10,304	43,824	38,207
EBITDA (5)	$28,198	$22,149	$96,343	$80,615

Reconciliation of Net Income attributable to MYR Group Inc. per Diluted Share to EBITDA per Diluted Share:
Net income attributable to MYR Group Inc. per share	$0.62	$0.48	$2.13	$2.05
Net income - noncontrolling interests per share	0.01	—	(0.08)	—
Net income per share	0.63	0.48	2.05	2.05
Interest expense, net, per share	0.13	0.06	0.34	0.20
Provision for income taxes per share	0.22	0.17	0.76	0.31
Depreciation and amortization per share	0.71	0.62	2.63	2.31
EBITDA per Diluted Share (6)	$1.69	$1.33	$5.78	$4.87

Calculation of Free Cash Flow:
Net cash flow from operating activities	$24,346	$13,403	$57,865	$71,261
Less: cash used in purchasing property and equipment	(11,393)	(11,704)	(50,335)	(45,657)
Free Cash Flow (7)	$12,953	$1,699	$7,530	$25,604

Reconciliation of Book Value to Tangible Book Value:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$350,568	$311,471
Goodwill and intangible assets	(121,950)	(90,758)
Tangible Book Value (9)	$228,618	$220,713

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$20.93	$18.65
Goodwill and intangible assets per period end share	(7.28)	(5.44)
Tangible Book Value per Period End Share (10)	$13.65	$13.21

Calculation of Period End Shares:
Shares outstanding	16,647	16,564
Plus: Common equivalents	100	138
Period End Shares (15)	16,747	16,702

	September 30,	September 30,	September 30,
	2019	2018	2017
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total stockholders' equity attributable to MYR Group Inc.)	$350,568	$311,471	$272,560
Plus: Total funded debt	178,190	89,314	79,497
Less: Cash and cash equivalents	(9,145)	(300)	(1,682)
Invested Capital (16)	$519,613	$400,485	$350,375

See notes at the end of this earnings release.

(1)	Last-twelve-months earnings per share is the sum of earnings per share attributable to MYR Group Inc. reported in the last four quarters.
(2)	Last-twelve-months weighted average basic and diluted shares attributable to MYR Group Inc. were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)	These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(4)	EBIT, net of taxes is defined as net income attributable to MYR Group Inc. plus net interest, less the tax impact of net interest. The tax impact of net interest is computed by multiplying net interest by the effective tax rate. Management uses EBIT, net of taxes, to measure our results exclusive of the impact of financing costs.
(5)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare MYR Group Inc. operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of MYR Group Inc. financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)	EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares attributable to MYR Group Inc. outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)	Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income attributable to MYR Group Inc., cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(8)	Book value per period end share is calculated by dividing total stockholders’ equity attributable to MYR Group Inc. at the end of the period by the period end shares outstanding.
(9)	Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from stockholders’ equity attributable to MYR Group Inc. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or stockholders’ equity attributable to MYR Group Inc.
(10)	Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(11)	The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total stockholders’ equity attributable to MYR Group Inc. at the end of the period.
(12)	Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(13)	Return on assets is calculated by dividing net income attributable to MYR Group Inc. for the period by total assets at the beginning of the period.
(14)	Return on equity is calculated by dividing net income attributable to MYR Group Inc. for the period by total stockholders’ equity attributable to MYR Group Inc. at the beginning of the period.
(15)	Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(16)	Invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total stockholders’ equity attributable to MYR Group Inc.
(17)	Return on invested capital is calculated by dividing EBIT, net of taxes, less any dividends, by invested capital at the beginning of the period. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.